Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-25701, 333-04676, 333-60611, 333-65978 and 333-137959) and Form S-3 (Nos. 333-70045, 333-65980, 333-112122 and 333-137958) of DG FastChannel, Inc. of our report dated March 17, 2008 relating to the financial statements of Enliven Marketing Technologies Corporation, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
October 1, 2008